                       SECURITIES AND EXCHANGE COMMISSION
                             WASHINGTON, D.C. 20549

                                  SCHEDULE 14A
                                 (RULE 14A-101)

                     INFORMATION REQUIRED IN PROXY STATEMENT

                            SCHEDULE 14A INFORMATION
                PROXY STATEMENT PURSUANT TO SECTION 14(A) OF THE
                SECURITIES EXCHANGE ACT OF 1934 (AMENDMENT NO. )

     Filed by the Registrant /X/
     Filed by a Party other than the Registrant / /

     Check the appropriate box:

     / /  Preliminary Proxy Statement           / /  Confidential, For Use of
     / /  Definitive Proxy Statement                 the Commission Only (as
     /X/  Definitive Additional Materials            permitted by
     / /  Soliciting Material Pursuant to            Rule 14a-6(e)(2))
          Rule 14a-11(c) Rule 14a-12

                                  DIGITAL LAVA INC.
--------------------------------------------------------------------------------
                   (Name of Registrant as Specified In Its Charter)

--------------------------------------------------------------------------------
    (Name of Person(s) Filing Proxy Statement, if Other Than the Registrant)

Payment of Filing Fee (Check the appropriate box):

     /X/  No fee required.
     / /  Fee computed on table below per Exchange Act Rules 14a-6(i)(1) and
          0-11.
--------------------------------------------------------------------------------
     (1)  Title of each class of securities to which transaction applies:

--------------------------------------------------------------------------------
     (2)  Aggregate number of securities to which transaction applies:

--------------------------------------------------------------------------------
     (3) Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11 (set forth the amount on which the filing fee is calculated and state how it was determined):

--------------------------------------------------------------------------------
     (4)  Proposed maximum aggregate value of transaction:

--------------------------------------------------------------------------------
     (5)  Total fee paid:

     / /  Fee paid previously with preliminary materials:

     / / Check box if any part of the fee is offset as provided by Exchange Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the form or schedule and the date of its filing.

          (1) Amount previously paid:

--------------------------------------------------------------------------------

          (2) Form, Schedule or Registration Statement No.:

--------------------------------------------------------------------------------

          (3) Filing Party:

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          (4) Date Filed:

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

                                DIGITAL LAVA INC.
                          13160 Mindanao Way, Suite 350
                        Marina Del Rey, California 90292

                                  June 15, 2000

To our Stockholders:

     You are cordially invited to the Annual Meeting of Stockholders (the "Annual Meeting") of Digital Lava Inc. to be held at the Marina del Rey Hotel, 13534 Bali Way, Marina Del Rey, California 90292 on July 24, 2000 at 3:00 p.m. local time.

     We had originally scheduled the Annual Meeting for May 31, 2000 and furnished a proxy statement dated April 28, 2000 (the "Proxy Statement") describing two matters to be acted upon at that meeting. We postponed the Annual Meeting to July 24, 2000 to permit you to consider one additional proposal.

     The revised Notice of Annual Meeting and a Supplement to the Proxy Statement describing the matters to be acted upon at the Annual Meeting (including the new proposal) are contained in the following pages. You should read the Supplement together with the enclosed Proxy Statement. Stockholders also are entitled to vote on any other matters which properly come before the meeting.

     If you were a stockholder at the close of business on June 14, 2000, you may vote at the Annual Meeting.

     Enclosed is a revised proxy card which will enable you to vote your shares on the matters to be considered at the Annual Meeting, including the new proposal. Whether or not you intend to attend the Annual Meeting in person, you are requested to complete, sign, date and promptly return the enclosed proxy in the accompanying postage-paid envelope. The prompt return of your proxy will save expenses involved in further communication.

     WHETHER YOU OWN FEW OR MANY SHARES OF STOCK, PLEASE BE SURE YOU ARE REPRESENTED AT THE MEETING EITHER BY ATTENDING IN PERSON OR BY RETURNING YOUR PROXY AS SOON AS POSSIBLE.

                                   Sincerely,


                                   /S/ DANNY GAMPE
                                   ---------------------------------------------
                                   Danny Gampe,
                                   Chief Financial Officer and Secretary

                                DIGITAL LAVA INC.
                               13160 Mindanao Way
                                    Suite 350
                        Marina del Rey, California 90292

                                 --------------

                    NOTICE OF ANNUAL MEETING OF STOCKHOLDERS

                                 --------------

     Our Annual Meeting of stockholders will be held at 3:00 p.m. on July 24, 2000 at the Marina del Rey Hotel, 13534 Bali Way, Marina Del Rey, California 90292 for the purposes of:

     (1) electing four directors to hold office until the next annual meeting of stockholders and until their successors are duly elected and qualified;

     (2) approving an amendment to the Digital Lava 1996 Incentive and Non-Qualified Stock Option Plan, as described in the attached Proxy Statement; and

     (3) approving the potential issuance in a private placement of common stock of Digital Lava (and warrants exercisable for common stock) representing 20% or more of the number of issued and outstanding shares of such common stock, as described in the attached Supplement to Proxy Statement.

     We may also transact such other business as may properly come before the Annual Meeting or any adjournment of the Annual Meeting.

     Our board of directors has fixed the close of business on June 14, 2000 as the record date for the determination of stockholders entitled to notice of, and to vote at, the Annual Meeting.

     If you do not expect to be personally present at the meeting, but wish your stock to be voted for the business to be transacted at the meeting, our board of directors requests that you fill in, sign and date the enclosed proxy and promptly return it by mail in the postage paid envelope provided.

                                   By order of the Board of Directors,


                                   /S/ DANNY GAMPE
                                   ---------------------------------------------
                                   Danny Gampe
                                   Secretary

June 15, 2000

PLEASE COMPLETE, SIGN AND DATE THE ENCLOSED PROXY AND PROMPTLY RETURN IT IN THE ENVELOPE PROVIDED. NO POSTAGE IS NECESSARY IF MAILED IN THE UNITED STATES.

                                DIGITAL LAVA INC.
                          13160 Mindanao Way, Suite 350
                        Marina Del Rey, California 90292

                                 --------------

                          SUPPLEMENT TO PROXY STATEMENT
                       FOR ANNUAL MEETING OF STOCKHOLDERS
                            TO BE HELD JULY 24, 2000

     The following information supplements and amends the Notice of Annual Meeting and Proxy Statement (the "Proxy Statement"), each dated April 28, 2000, furnished in connection with the solicitation of proxies by the Board of Directors of Digital Lava Inc. for use at its Annual Meeting of Stockholders. The Annual Meeting will be held on July 24, 2000, at 3:00 p.m. (local time), at the Marina del Rey Hotel, 13534 Bali Way, Marina Del Rey, California 90292, and at any adjournment of such meeting. The purpose of this Supplement is to provide you with information about an additional proposal (Proposal 3) to be considered at the Annual Meeting and to supplement and amend information provided to you in the Proxy Statement. Information in this Supplement that is in addition to or inconsistent with information contained in the Proxy Statement supercedes the information contained in the Proxy Statement. YOU SHOULD READ THE INFORMATION CONTAINED IN THIS SUPPLEMENT IN CONJUNCTION WITH THE PROXY STATEMENT.

SOLICITATION OF PROXIES

     Our Board of Directors is soliciting your proxy to vote on your behalf at the Annual Meeting. Only stockholders of record as of the close of business on June 14, 2000 will be entitled to notice of, and to vote at, the Annual Meeting. Our Board of Directors is first sending this Supplement and the accompanying form of proxy to our stockholders on or about June 27, 2000.

     We will pay all expenses incurred in this proxy solicitation. We have hired Beacon Hill Partners to assist us in soliciting proxies for a fee which we anticipate will not exceed $25,000. We also may make additional solicitations by telephone, facsimile, e-mail, or other forms of communication. Brokers, banks and others who hold our stock for beneficial owners will be reimbursed by us for their expenses related to forwarding our proxy materials to the beneficial owners.

INFORMATION ABOUT VOTING

     You may be a stockholder "of record" or you may hold your shares in "street name." Holding shares "of record" means your shares are registered in your name directly with Digital Lava and that the stock certificates are issued in your own name and not in street name. Holding shares in "street name" means your shares are held in an account through your broker, bank, fiduciary, custodian or other nominee, and you are considered the beneficial owner of such shares.

     If you are a stockholder of record as of June 14, 2000, you may vote your shares:

      o  By Proxy:  You may vote by completing, signing and dating the enclosed proxy card and returning it to us by mail. The instructions for voting are contained on the enclosed proxy card. The individuals named on the card, your "proxies," will vote your shares as you indicate. If you sign your card without indicating how you wish to vote, all of your shares will be voted FOR the approval of all matters indicated in the meeting notice, and, in the discretion of your proxy, on any other matter that may be properly brought before the meeting.

      o  In Person: You may attend the Annual Meeting and vote in person.

     If you hold your shares in street name, you will provide voting instructions on cards you will receive from your broker, bank or other nominee. If you wish to vote in person by ballot at the Annual Meeting, you must request a written proxy from your broker, bank or other nominee and deliver the proxy to the inspector of election before or at the Annual Meeting.

     If you have any questions about this Supplement or how to complete and return your new proxy card, you should call Digital Lava's proxy solicitor, Beacon Hill Partners, at (212) 843-8500.

REVOCATION OF PROXIES

     You may revoke your proxy at any time before it is voted. Proxies may be revoked by:

     o filing with the Secretary of Digital Lava, at or before the taking of the vote at the Annual Meeting, a written notice of revocation bearing a later date than the proxy;

     o duly executing a later-dated proxy and delivering it to the Secretary of Digital Lava before the taking of the vote at the Annual Meeting; or

     o attending the Annual Meeting and voting in person, although attendance at the Annual Meeting will not in and of itself constitute a revocation of a proxy.

     Any written notice of revocation or subsequent proxy should be sent to Digital Lava Inc., 13160 Mindanao Way, Suite 350, Marina del Rey, California 90292, Attention: Secretary, or hand delivered to the Secretary of Digital Lava at or before the taking of the vote at the Annual Meeting. Stockholders that have instructed a bank, broker or other nominee to vote their shares must follow directions received from the bank, broker or nominee in order to change their vote or to vote at the Annual Meeting.

VOTING RIGHTS AND RECORD DATE

     At the close of business on June 14, 2000, we had 4,680,073 shares of common stock outstanding. Each stockholder entitled to vote at the Annual Meeting may cast in person or by proxy one vote for each share of common stock held by such stockholder. Therefore, the total number of votes entitled to be cast at the Annual Meeting is 4,680,073. Only stockholders of record at the close of business on June 14, 2000, will be entitled to vote.

QUORUM AND REQUIRED VOTE

     Holders of a majority of the outstanding shares of our common stock must be present in person or by proxy in order for a quorum to be present at the Annual Meeting.

     Shares that abstain from voting on any proposal will be treated as shares that are present and entitled to vote at the Annual Meeting for purposes of determining whether a quorum exists, but in all matters (other than the election of directors) abstentions will have the same effect as votes against approval of a proposal. Under the rules that govern brokers that have record ownership of shares held in brokerage accounts for their clients, who are the beneficial owners of the shares, brokers that do not receive voting instructions from their clients have the discretion to vote uninstructed shares on routine matters, but not on non-routine matters. The proposals to be acted upon at the Annual Meeting include both routine matters such as the election of directors (Proposal 1), and non-routine matters such as Proposal 2 and Proposal 3. On routine matters, a broker may return a proxy card on behalf of a beneficial owner from whom the broker has not received instructions that casts a vote for the routine matters, but expressly states that the broker is not voting on the non-routine matters. The broker's inability to vote with respect to the non-routine matters is referred to as a "broker non-vote." Broker non-votes will be counted for the purpose of determining the presence or absence of a quorum, but will not be counted for determining the number of votes cast on non-routine matters, such as Proposal 2 and Proposal 3.

     The following describes the required vote for each of the proposals to be acted upon at the Annual Meeting, assuming that a quorum is present:

     o Proposal 1--Election of Directors. The four (4) nominees receiving the highest number of affirmative or "FOR" votes will be elected as directors.

     o Proposal 2--Amendment to the Digital Lava 1996 Incentive and Non-Qualified Stock Option Plan. The approval of Proposal 2 will require the affirmative vote of a majority of the votes cast on the matter.

     o Proposal 3--Approval of a potential private placement of shares of common stock. The approval of Proposal 3 will require the affirmative vote of a majority of the votes cast on the matter.

     The approval of any other matter properly brought before the Annual Meeting will require the affirmative vote of a majority of the votes cast on such matter.

                                   PROPOSAL 1:
                              ELECTION OF DIRECTORS

     As stated in the Proxy Statement, four (4) persons have been nominated for election as directors at the Annual Meeting, to hold office until the next annual meeting of stockholders and until their successors have been duly elected and qualified. In accordance with our By-Laws, our board of directors has set the number of directors which will constitute the whole board at four (4) directors, effective as of the Annual Meeting. We plan to appoint a new director to our board within the next six months, and will increase the size of the board accordingly at such time. Please refer to the enclosed Proxy Statement for information regarding the nominees for election as directors pursuant to Proposal 1.

                                   PROPOSAL 2:
                  AMENDMENT TO THE DIGITAL LAVA 1996 INCENTIVE
                       AND NON-QUALIFIED STOCK OPTION PLAN

     Please refer to the enclosed Proxy Statement for a discussion of Proposal
2.

                                   PROPOSAL 3:
                     APPROVAL OF PRIVATE PLACEMENT OF SHARES

     We are seeking additional financing to fund our operations. As of March 31, 2000, we had approximately $2.3 million of working capital and $1.6 million of cash and cash equivalents. Our board of directors has considered various means of procuring additional financing and has determined that a private offering of our common stock (the "Private Placement") would be in the best interests of Digital Lava at the present time. We currently anticipate that the Private Placement will consist of the sale of up to 2,500,000 shares of our common stock and may include warrants to purchase shares of common stock. We intend to use the net proceeds from the Private Placement (1) to increase our sales force and marketing efforts, (2) for product development, and (3) for working capital and general corporate purposes. Management has not budgeted specific amounts for each of the foregoing purposes and will have broad discretion in applying the net proceeds of the Private Placement. There can be no assurance that we will be able to consummate the Private Placement and our board of directors retains the discretion to determine not to proceed with the Private Placement.

     The purchase price for the shares of common stock sold in the Private Placement will be determined through negotiations between Digital Lava and the investors, based upon the demand for our common stock and its trading prices on the American Stock Exchange prior to the closing of the Private Placement and other factors. Due to the fact that the shares sold in the Private Placement will not be immediately freely tradable by the purchasers until a registration statement registering those shares has been filed and becomes effective under the Securities Act of 1933, we expect that the shares will be sold at a discount from the closing price or prices of our common stock on the American Stock Exchange prior to closing. We do not know the actual amount of such discount as of the date of this Supplement, but we expect that it will be within a customary range for offerings of restricted shares by public companies in similar transactions. Our directors and executive officers will not be eligible to purchase shares in the Private Placement.

     We expect to enter into a registration rights agreement with each of the purchasers of shares in the Private Placement under which we will agree to register those shares not later than 120 days after the closing of the Private Placement. We will be obligated to issue additional shares to the purchasers if we fail to register the shares within such 120-day period.

     We have engaged Sutro & Co. Incorporated ("Sutro") as placement agent in connection with the Private Placement. As a portion of its compensation for acting in such capacity, we have agreed to issue to Sutro, upon the closing of the Private Placement, a warrant exercisable for shares of our common stock. We have agreed that if the gross proceeds raised in the Private Placement are less than $10 million, Sutro's warrant will be exercisable for 2 1/2% of the number of shares of common stock issued in the Private Placement, and if the gross proceeds in the Private Placement exceed $10 million, Sutro's warrant will be exercisable for 5% of the number of shares of common stock issued in the Private Placement, in each case at the same price per share paid by investors in the Private Placement. A maximum of 125,000 shares could be issued to Sutro under this warrant.

      As of March 31, 2000, we had 2,268,444 outstanding warrants with a weighted average exercise price of $9.29 and 907,734 outstanding employee and director stock options with a weighted average exercise price of $5.73. Because of "anti-dilution" provisions contained in a substantial portion of the outstanding warrants, the issuance of shares in the Private Placement will increase the number of shares issuable upon exercise of such warrants and reduce the exercise price. For example, as an illustration only, if Digital Lava were to issue 2,500,000 shares in the Private Placement at a hypothetical offering price of $5.00, the number of shares of common stock issuable upon exercise of the outstanding warrants would increase by approximately 281,000 shares. The exact extent of such share increase (and concurrent exercise price decrease) will depend upon the number of shares actually issued in the Private Placement and the price at which they are issued.

     Digital Lava's common stock is quoted on the American Stock Exchange. Pursuant to Section 713 of the American Stock Exchange's listing standards, policies and requirements ("Section 713"), we are required to obtain stockholder approval in connection with any transaction, other than a public offering, that involves the issuance by us of common stock (or securities convertible into common stock) that equals 20% or more of our common stock outstanding before the issuance of such securities at a price below market value (the "20% Limitation"). As of the date of this Supplement, there were approximately 4,680,073 shares of our common stock outstanding. As described above, we expect that shares will be sold in the Private Placement at a discount to market value. Based on the recent trading prices of our common stock, we would need to exceed the 20% Limitation in order to generate net proceeds from the Private Placement sufficient to meet our expected capital requirements. Subject to stockholder approval of this Proposal, our board of directors will be authorized to determine all aspects of the Private Placement, including (i) whether to consummate a Private Placement, (ii) the number of shares of common stock that will be issued in connection with the Private Placement, (iii) the purchase price of such shares of common stock and (iv) the terms and conditions of any warrants which may be issued in connection with the Private Placement, including Sutro's warrant.

     Our board of directors is seeking stockholder approval of the Private Placement in order to comply with Section 713. If we fail to comply with Section 713, our common stock could be delisted from the American Stock Exchange. If we fail to obtain approval by the stockholders for the Private Placement, our board of directors will be limited to authorizing the sale of securities not in excess of the 20% Limitation (presently approximately 936,000 shares). As a result, we would be required to seek additional means of financing. However, we may not be able to obtain such financing on a timely basis on commercially reasonable terms, or at all. If we are unable to obtain such financing, our financial condition and results of operations will be materially adversely affected.

     In order to maintain the listing of the common stock on the American Stock Exchange, we must maintain a satisfactory financial condition and operating results, and meet other standards with respect to stockholders equity, net losses and the aggregate market value of our shares. While we currently satisfy the American Stock Exchange listing and maintenance standards, if we are unable to obtain additional financing either through the Private Placement or otherwise, we may fail to meet these criteria in the future, which may result in the common stock no longer being eligible for listing on the American Stock Exchange. If our common stock is delisted from the American Stock Exchange, there would be material adverse consequences for us and our stockholders. These consequences include, but are not limited to:

     o    limited availability of market quotations for our common stock;

     o    limited news coverage of Digital Lava;

     o an adverse affect on the trading market for and market price of our common stock; and

     o an adverse affect on our ability to issue additional securities or secure additional financing in the future.

     THE BOARD OF DIRECTORS OF DIGITAL LAVA RECOMMENDS THAT STOCKHOLDERS VOTE "FOR" PROPOSAL 3.

                         INDEPENDENT PUBLIC ACCOUNTANTS

     The Board of Directors has selected PricewaterhouseCoopers LLP to serve as the independent public accountants of Digital Lava for fiscal 2000. PricewaterhouseCoopers LLP also served in such capacity during fiscal 1999. Representatives of PricewaterhouseCoopers LLP are expected to be present at the Annual Meeting, will have the opportunity to make a statement if they desire to do so and will be available to respond to appropriate questions.

                   DEADLINE FOR FUTURE STOCKHOLDERS' PROPOSALS

     Proposals that a stockholder desires to have included in Digital Lava's proxy materials for the 2001 Annual Meeting of Stockholders must comply with the applicable rules and regulations of the Securities and Exchange Commission, including that any such proposal must be received no later than December 31, 2000 by the Secretary of Digital Lava at Digital Lava, Inc., 13160 Mindanao Way, Suite 350, Marina del Rey, California 90292.

     Unless a contrary advance notice provision is adopted by Digital Lava after the date of this Supplement, Digital Lava will have discretionary authority to vote proxies which it obtains in connection with the 2001 Annual Meeting of Stockholders as to any matter of which it did not have notice by at least March 19, 2001.


                          ANNUAL REPORT ON FORM 10-KSB

     STOCKHOLDERS MAY OBTAIN, FREE OF CHARGE, A COPY OF OUR ANNUAL REPORT ON FORM 10-KSB FOR THE FISCAL YEAR ENDED DECEMBER 31, 1999, AND ANY AMENDMENTS OR EXHIBITS THERETO, AS FILED WITH THE SECURITIES AND EXCHANGE COMMISSION, BY SENDING A WRITTEN REQUEST TO DIGITAL LAVA INC., 13160 MINDANAO WAY, SUITE 350, MARINA DEL REY, CALIFORNIA 90292, ATTENTION: SECRETARY.

                                  OTHER MATTERS

     As of the date of this Supplement, management knows of no matters to be presented at the Annual Meeting other than those described in this Supplement or in the Proxy Statement. If any other matters properly come before the Annual Meeting, the persons named in the enclosed form of proxy are expected to vote the proxy in accordance with their best judgment on such matters.

                                   By order of the Board of Directors,


                                   /S/ DANNY GAMPE
                                   ---------------------------------------------
                                   Danny Gampe
                                   Secretary and Chief Financial Officer

June 15, 2000
Marina Del Rey, California

                             DIGITAL LAVA INC.                             PROXY


           THIS PROXY IS SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS OF DIGITAL LAVA INC. FOR THE ANNUAL MEETING OF STOCKHOLDERS
                           TO BE HELD ON JULY 24, 2000

     The undersigned hereby appoints Robert Greene and Danny Gampe, and each of them, as proxies, each with the power to appoint his substitute, and hereby authorizes them to represent and vote, as designated on the reverse side, all of the shares of the common stock of Digital Lava Inc. held of record by the undersigned on June 14, 2000 at the Annual Meeting of Stockholders to be held on July 24, 2000, at 3:00 p.m., local time, at the Marina del Rey Hotel, 13534 Bali Way, Marina Del Rey, California 90292 and any adjournments of the Annual Meeting.

1.   PROPOSAL 1--ELECTION OF DIRECTORS


/ / FOR all nominees listed at   / / WITHHOLD AUTHORITY to    / /  NOMINEES:  Robert Greene
    right except as marked to        vote for all nominees                    Roger Berman
    the contrary                     listed at right                          John Carrington
                                                                              Michael Wheeler

(INSTRUCTIONS: To withhold authority to vote for any of the individual nominees, PRINT that person's name on the line below.)

--------------------------------------------------------------------------------

2. PROPOSAL 2--AMENDMENT TO THE DIGITAL LAVA 1996 INCENTIVE AND NON-QUALIFIED STOCK OPTION PLAN

                / / FOR       / / AGAINST      / / ABSTAIN

3. PROPOSAL 3--To approve the potential issuance in a private placement of common stock of Digital Lava (and warrants exercisable for common stock) representing 20% or more of the number of issued and outstanding shares of such common stock.

                / / FOR       / / AGAINST      / / ABSTAIN

     The shares of stock represented by this proxy will be voted as directed. If no contrary instruction is given, the shares will be voted FOR the matters indicated above. If any other business is properly presented at the Annual Meeting, this proxy will be voted in accordance with the discretion of the proxies named above. In matters other than the election of directors, an abstention has the same effect as a vote against a proposal, whereas a broker non-vote doesn't have any effect for purposes of determining whether a proposal has been approved, as it is not considered to be a vote that has been cast.

     This proxy is revocable at any time, and the undersigned reserves the right to attend the Annual Meeting and vote in person. The undersigned hereby revokes any proxy previously given in respect of the shares of Digital Lava.

     THE BOARD OF DIRECTORS URGES THAT YOU FILL IN, SIGN AND DATE THIS PROXY AND RETURN IT PROMPTLY BY MAIL IN THE ENCLOSED ENVELOPE. NO POSTAGE IS NECESSARY IF MAILED IN THE UNITED STATES.

                                   DATED:                        , 2000
                                         ------------------------


                                   ---------------------------------------------
                                   (Signature)


                                   ---------------------------------------------
                                   (Signature if held jointly)

                                   Please date, sign as name appears at the left, and return promptly. If the shares are registered in the names of two or more persons, each should sign. When signing as Corporate Officer, President, Executor, Administrator, Trustee or Guardian, please give full title. Please note any changes in your address alongside the address as it appears in the proxy.